UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Number	Description
3.1	Articles Supplementary to the Articles of Incorporation for the Series A Preferred Stock (1)
4.1	Warrant to Purchase Common Stock (1)
10.1	Letter Agreement (including Securities Purchase Agreement – Standard Terms) between the Company and the United States Department of the Treasury with respect to the Series A Preferred Stock (1)
10.2	Amended and Restated Employment Agreement between the Company and Ronald D. Paul
10.3	Amended and Restated Employment Agreement between the Company and Michael T. Flynn (1)
10.4	Amended and Restated Employment Agreement between the Company and Martha Foulon-Tonat (1)
10.5	Amended and Restated Employment Agreement between the Company and James H. Langmead (1)
10.6	Amended and Restated Employment Agreement between the Company and Thomas D. Murphy (1)
10.7	Amended and Restated Employment Agreement between the Company and Susan G. Riel (1)
10.8	Amended and Restated Employment Agreement between the Company and Barry Watkins (1)
10.9	Amended and Restated Employment Agreement between the Company and Janice Williams (1)
99.1	Press Release dated December 5, 2008 (1)
99.2	Form of Waiver by Senior Officers (1)

(1) Previously filed

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: December 19, 2008